Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2003, relating to the consolidated financial statements and financial statement schedule of Consolidated Edison, Inc., which appears in the Combined Annual Report on Form 10-K of Consolidated Edison, Inc., Consolidated Edison Company of New York, Inc. and Orange and Rockland Utilities, Inc. for the year ended December 31, 2002.






PRICEWATERHOUSECOOPERS LLP

New York, New York
September 18, 2003